As filed with the Securities and Exchange Commission on May 16, 2002

Registration No.  33-_________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D. C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STAMPEDE WORLDWIDE, INC.
------------------
(Exact name of registrant as specified in its charter)

FLORIDA                                                    58-2235301
-------                                                    ----------
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                          Identification)
Number)
3910 Riga Boulevard, Tampa, Florida                                 33619
-------------------------------------------------------------------------
(Address of principal executive offices)                            (ZIP
                                                                    Code)

STOCK COMPENSATION PAYABLE TO OFFICERS
--------------------------------------
(Full title of plan)

John V. Whitman, Jr., Chief Executive Officer
3910 Riga Boulevard, Tampa, Florida 33619
---------------------------------------------
(Name and address of agent for service)

(813) 630-2762
--------------
(Telephone number, including area code, of agent for service)

Copy to:
Jackson L. Morris, Esq., 3116 West North A Street, Tampa, Florida 33609-1544
Telephone (813) 874-8854      Facsimile  (813) 873-9628

CALCULATION OF REGISTRATION FEE

Title of each
class of
securities                  Proposed maximum  Proposed maximum  Amount of
to be         Amount to be  offering price    aggregate         registration
registered    registered    per unit          offering price    fee
----------    ------------  ----------------  ----------------  ------------
Common stock
$.001 par     7,500,000     $0.001            $7,000            $2.00
value

Note: The proposed maximum offering price per unit, proposed maximum aggregate offering price and amount of the registration fee are based upon the average closing price of the registrant's common stock on the five business days preceding the filing of this registration statement.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1:  Plan Information.

Stampede Worldwide, Inc. (the "Company") is offering the common stock as compensation for services rendered or to be rendered by executive officers and not compensated in cash. The common stock will be issued to the intended recipients upon the effective date of this registration statement. The common stock is not being offered pursuant to a plan. The issuance of the common stock is not subject to the Employee Retirement Income Security Act of 1974. Additional information may be obtained from John V. Whitman, Jr., chief executive officer of the Company. Mr. Whitman's address is 3910 Riga Boulevard, Tampa, Florida 33619 and his telephone number is (813) 630-2762.

The Company is offering an aggregate of 7,000,000 shares of its common stock, $0.001 par value per share pursuant to this registration statement.

The following persons are participating in the distribution made pursuant to this registration statement:

Name                 Number of shares  Nature of services
----                 ----------------   ------------------
Winston Carlee       2,500,000         Chief Financial Officer
Jackson L. Morris      500,000         Secretary, General Counsel
                                        and Director
John V. Whitman, Jr. 4,500,000         Chief Executive Officer and Director

Each of these participating persons has provided or will provide bona fide services to the Company in payment for the shares and are believed to be within the term "employee" as defined for purposes of Form S-8. Compensation approved in the registrant's plan of reorganization under Chapter 11 of the Bankruptcy Code is not covered by the issue of stock as described herein.

The shares will be treated as ordinary income at the fair market value thereof on the date of receipt under the Internal Revenue Code ("Code").

ITEM 2:  Registration Information and Employee Plan Annual Information.

Upon written or oral request, the Company will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) Prospectus, and all other documents required to be delivered to "employees" pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended, (the "Securities Act"). All requests should be made to Stampede Worldwide, Inc., Attn: John v. Whitman, Jr., chief executive officer of the Company. Mr. Whitman's address is 3910 Riga Boulevard, Tampa, Florida 33619 and his telephone number is (813) 630-2762.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:  Incorporation of Documents by Reference.

The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by this reference: (a) Annual Report on Form 10-KSB for the year ended September 30, 2001, (b) Quarterly Report on Form 10-QSB for the quarters ended December 31, 2001 and March 31, 2002, and reports filed on Form 8-K subsequent to September 30, 2001, including any amendment thereto.
(c) Notwithstanding the Company's registration under Section 12 of the Securities Exchange Act of 1934, the Company has elected to set forth a description of its common stock under Item 4, rather than incorporate such information by reference, in view of the fact that the registration statement in which the description is set forth is not available on the Commission's EDGAR System and may be out of date.

All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by this reference and to be a part hereof from and after the date of filing of such documents.

ITEM 4.  Description of Securities.

The Company's common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934. The Company elects to describe its common stock herein, rather than incorporate such information by reference, in view of the fact that the registration statement in which the description is set forth is not available on the Commission's EDGAR System and may be out of date.

The authorized Common Stock of the Company consists of three hundred million shares, $0.001 par value per share. The Company will have approximately 14,250,000 shares issued and outstanding, following the issuance of 7,500,000 shares pursuant to this Registration Statement. Holders of the Company's common stock (i) have equal and ratable rights with all holders of issued and outstanding common stock to dividends from funds legally available therefore, when, as and if declared by the board of directors of the Company; (ii) are entitled to share ratably with holders of issued and outstanding common stock in all of the assets of the Company available for distribution to holders of common stock, upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights;
(iv) have no redemption or sinking fund provisions applicable thereto; (v) have one vote on election of each director and other matters submitted to a vote of stockholders; and (vi) do not have cumulative voting rights.

ITEM 5.  Interests of Named Experts and Counsel.

The Company will rely on an opinion given by Jackson L. Morris, Esq., Tampa, Florida, as to the legality of the Shares. Mr. Morris is the record holder of approximately 25,000 shares of the Company's common stock and he will receive, as set forth in Part I, Item 1 of this registration statement 500,000 of the shares registered hereby.

ITEM 6.  Indemnification of Directors and Officers

The Registrant may indemnify a director and must indemnify an officer who is made party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if he acted in a manner he believed in good faith to in or not opposed to the best interests of the Registrant and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A director or officer's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of Florida law regarding indemnification.
The Registrant may not indemnify a director or an officer in connection with a proceeding by or in the right of the Registrant in which the director or officer was adjudged liable to the Registrant or in connection with any other proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification in a proceeding by or in the right of the Registrant is limited to reasonable expenses incurred in connection with the proceeding. To the extent a director or officer is successful on the merits or otherwise in the defense of any proceeding to which was a party, or in defense of any claim, issue or matter therein, because he is or was a director of the Registrant, the Registrant must indemnify the director or officer against reasonable expenses incurred by him in connection with the proceeding. The Registrant may pay or reimburse the reasonable expenses incurred by a director or officer in advance of final disposition of a proceeding, provided the director furnishes the Registrant with written affirmation of his good faith and a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification. The Board or special legal counsel must make a determination in each case of indemnification of a director, but not of an officer, that indemnification is permissible in the circumstances because the director has met the required standard of conduct. Article XI of the Registrant's Bylaws also contain provisions for indemnification of directors and officers.

ITEM 7.  Exemption From Registration Claimed

None of the shares of the Company's common stock covered hereby has been previously issued in reliance upon an exemption from the registration requirements of the Securities Act.

ITEM 8:  Exhibits

5     Opinion of Jackson L. Morris, Esq.
10.1  Employment Agreement of Winston D. Carlee, Jr.
10.2  Employment Agreement of Jackson L. Morris
10.3  Employment Agreement of John V. Whitman, Jr.
24.1  Consent of Jackson L. Morris, Esq. (included in Exhibit 5.1)
24.2  Consent of independent auditors

ITEM 9:  Undertakings.

The undersigned Registrant hereby undertakes:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tampa, Florida on May 16, 2002.

STAMPEDE WORLDWIDE, INC.
By:  /s/ John V. Whitman, Jr.
John V. Whitman, Jr., Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Capacity in Which Signed              Date
---------                  ------------------------              ----
/s/ John V. Whitman, Jr.   Chief Executive Officer and           May 16, 2002
John V. Whitman, Jr.       Director
                           (Principal Executive Officer)

/s/ Winston Carlee         Chief Financial Officer               May 16, 2002
Winston Carlee             (Principal Financial Office and
                           Principal Accounting Officer)

/s/ Jackson L. Morris      Director                              May 16, 2002
Jackson L. Morris

EXHIBITS

Exhibit 5. Opinion of Counsel and Consent

May 16, 2002

Board of Directors
Stampede Worldwide, Inc.,
3910 Riga Boulevard
Tampa, Florida 33619

Re:  Registration Statement on Form S-8

Gentlemen:

I am the General Counsel for Stampede Worldwide, Inc., a Florida corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of 7,500,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock") which the Company intends to issue to directors and officers, the undersigned, in payment for services rendered or to be rendered to the Company. I am also the corporate secretary and a director of the Company. A Registration Statement on Form S-8 covering the Shares (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission.

In rendering the opinion expressed herein, I have reviewed such matters of law as I have deemed necessary and have examined copies of such agreements, instruments, documents and records as I have deemed relevant. In rendering the opinions expressed herein, I have assumed the genuineness and authenticity of all documents examined by us and of all signatures thereon, the legal capacity of all natural persons executing such documents, the conformity to original documents of all documents submitted to us as certified or conformed copies or photocopies and the completeness and accuracy of the certificates of public officials examined by us. I have made no independent factual investigation with regard to any such matters.

Based upon the foregoing and subject to the qualifications stated herein, it is my opinion that the Shares to be issued, when issued and delivered for the purposes described above, will be validly issued, fully paid and non-assessable. The opinion expressed herein is limited to matters involving the federal laws of the United States and to the corporate laws of the State of Florida, and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to me therein under the caption "Interests of Named Experts and Counsel." The opinion expressed herein is rendered solely for your benefit in connection with the transaction described herein. Except as otherwise provided herein, this opinion may not be used or relied upon by any person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without my prior written consent.

Very truly yours
/s/ Jackson L. Morris
Jackson L. Morris

10.1  Employment Agreement of Winston D. Carlee, Jr.

                             EMPLOYMENT AGREEMENT

     This Agreement is made as of May 15, 2002, between Stampede Worldwide, Inc., a Florida corporation ("Stampede"), and Winston D. Carlee, Jr. ("Carlee").

     Mr. Carlee has contributed substantial time and effort overseeing Stampede through its Chapter 11 filing and subsequent emergence from bankruptcy, as well as, continuing to steer the corporation towards becoming a viable going concern achieved through mergers with qualified candidate companies. The goal of which is to ultimately bring real earnings and value to Stampede's shareholders. Accordingly, Stampede desires to retain his services as set forth in this Agreement and to provide the necessary compensation to assure such continuity of service.

Stampede and Carlee therefore agree as follows:

     1. Employment.
        ----------------------------------------
     Effective May 15, 2002 Stampede hereby employs Carlee as its Chief Financial Officer and or in such other senior executive position as the Board of Directors and Carlee shall mutually agree upon. Carlee hereby accepts the employment specified herein, agrees to perform, in good faith, the duties, consistent with his position, prescribed by the Board of Directors, abide by the terms and conditions described in this Agreement and to devote his full working time and best efforts to Stampede. These obligations shall not restrict Carlee from engaging in his customary activities as an owner, shareholder, director or trustee of other business and not-for-profit organizations.

     2. Term of Employment.
        ----------------------------------------
     The term of employment under this Agreement shall commence on the date first set forth above and shall expire one year from said date, provided that the parties may agree on or before any expiration date to an extension of this Agreement. This Agreement shall be deemed to have been extended by the parties for one year on any expiration date until either party gives notice, no less than 90 days prior to the current expiration date, of an unwillingness to extend for another year.

     3. Compensation.
        ----------------------------------------
     During the term of Carlee's employment, Stampede shall pay him a base salary at the rate of $100,000 per annum, or such greater amount as the Board of Directors shall determine. Such salary shall be payable in accordance with Stampede's standard payroll practices for senior executives. Stampede may pay Carlee a bonus in such amount and at such time or times as the Board of Directors shall determine.
     Also, as an inducement to sign this agreement, the Board of Directors have authorized the issuance of 2,500,000 shares of free-trading Stampede common stock to be registered as defined under the Securities Act of 1933 on Form S-8, within thirty days of the execution of this agreement such stock issued in full on the effective date of the registration statement. The shares shall be valued at the value upon which the filing fee is calculated for registration purposes.
..

     4. Reimbursement for Expenses.
        ----------------------------------------
     Carlee shall be expected to incur various reasonable business expenses customarily incurred by persons holding like positions, including but not limited to traveling, entertainment and similar expenses incurred for the benefit of Stampede. Stampede shall reimburse Carlee for such expenses approved in advance from time to time, at Carlee's request, and Carlee shall account to Stampede for such expenses.

     5. Termination of Agreement by Stampede.
        ----------------------------------------
     (a) Stampede shall have the right to terminate this Agreement under the following circumstances:

          (i)    Upon the death of Carlee.

          (ii) Upon notice from Stampede to Carlee in the event of an illness or other disability which has incapacitated him from performing his duties for six months as determined in good faith by the Board.

          (iii) For good cause upon notice from Stampede. For this purpose, "good cause" means (1) any material misappropriation of funds or property of Stampede by Carlee; (2) unreasonable (and persistent) neglect or refusal by Carlee to perform his duties as provided in Section 1 hereof and which he does not remedy within five days after receipt of written notice from Stampede; (3) commission of a felony, subsequent to employment; or (4) Carlee's voluntary resignation as an employee of Stampede.

      (b) If this Agreement is terminated pursuant to Section 5(a) above, Carlee's rights and Stampede's obligations hereunder shall forthwith terminate except as expressly provided in this Agreement.

      (c) Whenever compensation is payable to Carlee hereunder during a time when he is partially or totally disabled, and such disability (except for the provisions hereof) would entitle him to disability income or to salary continuation payments from Stampede or from its insurer under the terms of the Stampede long-term disability plan, if any, or any successor Stampede plan or policy in effect at the time of such disability, the compensation payable to him hereunder shall be inclusive of any such disability income or salary continuation and shall not be in addition thereto.

     (d) The failure of this Agreement to be renewed at Carlee's normal contract termination date or on any anniversary thereof shall not be considered as a termination of the Agreement under this Section.

     6. Termination of Agreement by Carlee
        ----------------------------------------
     (a) Carlee shall have the right to terminate his employment under this Agreement for "good reason" upon 30 days' notice to Stampede given within twenty days following the occurrence of any of the following events, each of which shall constitute a "good reason" for such termination:

          (i) Carlee is not retained as Chief Financial Officer (or such other senior executive position as Carlee may have agreed to serve in).

          (ii) Stampede acts to materially reduce Carlee's duties and responsibilities hereunder.

          (iii) Carlee is required to report to anyone other than Stampede's President and Board of Directors.

     (b) The failure to renew this Agreement on Carlee's normal anniversary date shall not be considered as a termination of the Agreement under this Section.

     7. Consequence of Termination or of a Breach by Stampede.
        ----------------------------------------
     If this Agreement is terminated by Carlee pursuant to Section 6 thereof, or by Stampede for any reason other than the reasons specified in Section 5(a), or if Stampede shall terminate Carlee's employment under this Agreement in any other way that constitutes Stampede's breach of this Agreement, the following shall apply:

     (a) Carlee shall be paid all earned but unpaid compensation, accrued vacation and accrued but unreimbursed expenses required to be reimbursed under this Agreement; and

     (b) Carlee shall continue to receive his salary to the expiration date of the then current term of this Agreement; and

     (c) Carlee shall have his benefits under any non-qualified supplemental retirement plan calculated by assuming his termination date were the normal expiration date of this Agreement and by taking into account the full service and compensation (projected for years after termination as specified in Section 5(c)) that he would have had if he had in fact continued to work until the expiration of this Agreement; and

     (d) Carlee shall be required to actively seek other employment, the amount of any compensation received from his subsequent employer being a credit against amounts due from Stampede.

     8. Miscellaneous Additional Benefits.
        ----------------------------------------
            Pre-Retirement. Carlee shall be entitled to receive during his period of active full-time employment with Stampede all benefits, facilities or privileges, in comparable amounts and under comparable terms and conditions, as are made available during such period to any other senior executive of Stampede other than sign-on bonuses and similar one-time benefits, provided that in no event shall the benefits be less favorable than the benefits Carlee receives on the effective date of this Agreement.

     9. Change in Control.
        ----------------------------------------
     In the event Carlee's employment is terminated at or following a change in control of Stampede, as such term is generally understood in the context of the federal securities laws, Stampede shall have no further obligations to Carlee.

     10. Legal Expenses and Interest.
        ----------------------------------------
     If, with respect to any alleged failure by Stampede to comply with any of the terms of this Agreement, Carlee hires legal counsel with respect to this Agreement or institutes any negotiations or institutes or responds to legal action to assert or defend the validity of, enforce his rights under, or recover damages for breach of this Agreement and thereafter Stampede is found in a judgment no longer subject to review or appeal to have breached this Agreement in any material respect, then Stampede shall indemnify Carlee for his actual expenses for attorneys' fees and disbursements, together with such additional payments, if any, as may be necessary so that the net after-tax payments to Carlee equal such fees and disbursements.

     11. Trade Secrets.
        ----------------------------------------
     Carlee agrees that unless duly authorized in writing by Stampede, he will neither during his employment by Stampede nor at any time thereafter divulge or use any trade secrets or confidential information first acquired by him during and by virtue of his employment with Stampede.

     12. Notice.
        ----------------------------------------
     Any and all notices referred to herein shall be sufficient if furnished in writing and sent by registered mail to the parties.

     13. Transferability.
        ----------------------------------------
     The rights, benefits and obligations of Stampede under this Agreement shall be transferable and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against its successors and assigns. Whenever the term "Stampede" is used in this Agreement, such term shall mean and include Stampede Worldwide, Inc., and its successors and assigns. The rights and benefits of Carlee under this Agreement shall not be transferable other than rights to property or compensation that may pass on his death to his estate or beneficiaries through his will or the laws of descent and distribution and the terms of any Stampede compensation or benefit plan.

     14. Severability.
        ----------------------------------------
     If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability thereof shall not affect any other provisions of this Agreement which can be given effect without the invalid or unenforceable provision, and to this end the provisions of this Agreement are to be severable.

     15. Amendment; Waiver.
        ----------------------------------------
     This Agreement contains the entire agreement of the parties with respect to the employment of Carlee by Stampede. No amendment or modification of this Agreement shall be valid unless evidenced by a written instrument executed by the Parties hereto. No waiver by either party of any breach by the other party of any provision or conditions of this Agreement shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

     16. Tax Withholding.
        ----------------------------------------
     Stampede may withhold from any payments due to Carlee hereunder, such amounts as its independent public accountants may determine are required to be withheld under applicable federal, state and local tax laws. Such amounts are required to be deposited with the proper taxing authority no later than what is required for timely depositing under the applicable tax law.

     17. Governing Law.
        ----------------------------------------
     This Agreement shall be governed by and construed under and in accordance with the laws of the State of Florida without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

STAMPEDE WORLDWIDE, INC.

By: /s/ John V. Whitman, Jr.                   /s/ Winston D. Carlee, Jr.
   --------------------                ----------------------
    John V. Whitman, Jr., President            Winston D. Carlee, Jr.

10.2  Employment Agreement of Jackson L. Morris

                          EMPLOYMENT AGREEMENT

     This Agreement is made as of May 15, 2002, between Stampede Worldwide, Inc., a Florida corporation ("Stampede"), and Jackson L. Morris ("Morris").

     Mr. Morris has contributed substantial time and effort overseeing Stampede through its Chapter 11 filing and subsequent emergence from bankruptcy, as well as, continuing to steer the corporation towards becoming a viable going concern achieved through mergers with qualified candidate companies. The goal of which is to ultimately bring real earnings and value to Stampede's shareholders. Accordingly, Stampede desires to retain his services as set forth in this Agreement and to provide the necessary compensation to assure such continuity of service.

Stampede and Morris therefore agree as follows:

     1. Employment.
        ----------------------------------------
     Effective May 15, 2002 Stampede hereby employs Morris as its corporate secretary, general counsel (excluding litigation) and a director. Morris hereby accepts the employment specified herein, agrees to perform, in good faith, the duties, consistent with his position, prescribed by the Board of Directors, abide by the terms and conditions described in this Agreement and to sufficient time and attention to the needs of Stampede within these areas of employment. These obligations shall not restrict Morris from engaging in any other activities. Stampede agrees to nominate Morris for election to the Board as a member of the management slate at each annual meeting of stockholders during his employment hereunder at which Morris's director class comes up for election. Morris agrees to serve on the Board if elected.

     2. Term of Employment.
        ----------------------------------------
     The term of employment under this Agreement shall commence on the date first set forth above and shall expire one year from said date, provided that the parties may agree on or before any expiration date to an extension of this Agreement. This Agreement shall be deemed to have been extended by the parties for one year on any expiration date until either party gives notice, no less than 90 days prior to the current expiration date, of an unwillingness to extend for another year.

     3. Compensation.
        ----------------------------------------
     Mr. Morris' compensation shall consist of 500,000 shares of free-trading Stampede common stock to be registered as defined under the Securities Act of 1933 on Form S-8, within thirty days of the execution of this agreement, such stock issued in full on the effective date of the registration statement. The shares shall be valued at the value upon which the filing fee is calculated for registration purposes.

     4. Reimbursement for Expenses.
        ----------------------------------------
     Morris may incur various reasonable business expenses customarily incurred by persons holding like positions, including but not limited to traveling, entertainment and similar expenses incurred for the benefit of Stampede. Stampede shall reimburse Morris for such expenses pre approved from time to time, at Morris's request, and Morris shall account to Stampede for such expenses.

     5. Termination of Agreement by Stampede.
        ----------------------------------------
     (a) Stampede shall have the right to terminate this Agreement at any time, provided that shares delivered as compensation hereunder shall not be subject to forfeiture upon early termination of this agreement.

     6. Termination of Agreement by Morris
        ----------------------------------------
     (a) Morris shall have the right to terminate his employment under this Agreement for "good reason" upon 30 days' notice to Stampede given within twenty days following the occurrence of any of the following events, each of which shall constitute a "good reason" for such termination:

          (i) Morris is not elected or retained as Secretary, General Counsel (or such other senior executive position as Morris may have agreed to serve in) and a director of Stampede.

          (ii) Stampede acts to materially reduce Morris's duties and responsibilities hereunder.

          (iii) Morris is required to report to anyone other than Stampede's Board of Directors.

     (b) The failure to renew this Agreement on Morris's normal retirement date or on any anniversary thereof shall not be considered as a termination of the Agreement under this Section.

     7.  Miscellaneous Additional Benefits.
        ----------------------------------------
            Pre-Retirement. Morris shall be entitled to receive during his period of active full-time employment with Stampede all benefits, facilities or privileges, in comparable amounts and under comparable terms and conditions, as are made available during such period to any other senior executive of Stampede other than sign-on bonuses and similar one-time benefits, provided that in no event shall the benefits be less favorable than the benefits Morris receives on the effective date of this Agreement.

     8. Change in Control.
        ----------------------------------------
     In the event Morris's employment is terminated at or following a change in control of Stampede, as such term is generally understood in the context of the federal securities laws, Stampede shall have no further obligations to Morris.

     9. Legal Expenses and Interest.
        ----------------------------------------
     If, with respect to any alleged failure by Stampede to comply with any of the terms of this Agreement, Morris hires legal counsel with respect to this Agreement or institutes any negotiations or institutes or responds to legal action to assert or defend the validity of, enforce his rights under, or recover damages for breach of this Agreement and thereafter Stampede is found in a judgment no longer subject to review or appeal to have breached this Agreement in any material respect, then Stampede shall indemnify Morris for his actual expenses for attorneys' fees and disbursements, together with such additional payments, if any, as may be necessary so that the net after-tax payments to Morris equal such fees and disbursements.

     10. Trade Secrets.
        ----------------------------------------
     Morris agrees that unless duly authorized in writing by Stampede, he will neither during his employment by Stampede nor at any time thereafter divulge or use any trade secrets or confidential information first acquired by him during and by virtue of his employment with Stampede.

     11. Notice.
        ----------------------------------------
     Any and all notices referred to herein shall be sufficient if furnished in writing and sent by registered mail to the parties.

     12. Transferability.
        ----------------------------------------
     The rights, benefits and obligations of Stampede under this Agreement shall be transferable and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against its successors and assigns. Whenever the term "Stampede" is used in this Agreement, such term shall mean and include Stampede Worldwide, Inc., and its successors and assigns. The rights and benefits of Morris under this Agreement shall not be transferable other than rights to property or compensation that may pass on his death to his estate or beneficiaries through his will or the laws of descent and distribution and the terms of any Stampede compensation or benefit plan.

     13. Severability.
        ----------------------------------------
     If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability thereof shall not affect any other provisions of this Agreement which can be given effect without the invalid or unenforceable provision, and to this end the provisions of this Agreement are to be severable.

     14. Amendment; Waiver.
        ----------------------------------------
     This Agreement contains the entire agreement of the parties with respect to the employment of Morris by Stampede. No amendment or modification of this Agreement shall be valid unless evidenced by a written instrument executed by the Parties hereto. No waiver by either party of any breach by the other party of any provision or conditions of this Agreement shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

     15. Tax Withholding.
        ----------------------------------------
     Stampede may withhold from any payments due to Morris hereunder, such amounts as its independent public accountants may determine are required to be withheld under applicable federal, state and local tax laws. Such amounts are required to be deposited with the proper taxing authority no later than what is required for timely depositing under the applicable tax law.

     16. Governing Law.
        ----------------------------------------
     This Agreement shall be governed by and construed under and in accordance with the laws of the State of Florida without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

STAMPEDE WORLDWIDE, INC.

By:  /s/ John V. Whitman, Jr.                  /s/ Jackson L. Morris
     ------------------------                  ---------------------
     John V. Whitman, Jr., President           Jackson L. Morris

10.3  Employment Agreement of John V. Whitman, Jr.

                         EMPLOYMENT AGREEMENT

     This Agreement is made as of May 15, 2002, between Stampede Worldwide, Inc., a Florida corporation ("Stampede"), and John V. Whitman, Jr. ("Whitman").

     Mr. Whitman has contributed substantial time and effort overseeing Stampede through its Chapter 11 filing and subsequent emergence from bankruptcy, as well as, continuing to steer the corporation towards becoming a viable going concern achieved through mergers with qualified candidate companies. The goal of which is to ultimately bring real earnings and value to Stampede's shareholders. Accordingly, Stampede desires to retain his services as set forth in this Agreement and to provide the necessary compensation to assure such continuity of service.

Stampede and Whitman therefore agree as follows:

     1. Employment.
        ----------------------------------------
     Effective May 15, 2002 Stampede hereby employs Whitman as its President, Chief Executive Officer and Chairman of the Board or in such other senior executive position as the Board of Directors and Whitman shall mutually agree upon. Whitman hereby accepts the employment specified herein, agrees to perform, in good faith, the duties, consistent with his position, prescribed by the Board of Directors, abide by the terms and conditions described in this Agreement and to devote his full working time and best efforts to Stampede. These obligations shall not restrict Whitman from engaging in his customary activities as a owner, shareholder, director or trustee of other business and not-for-profit organizations. Stampede agrees to nominate Whitman for election to the Board as a member of the management slate at each annual meeting of stockholders during his employment hereunder at which Whitman's director class comes up for election. Whitman agrees to serve on the Board if elected.

     2. Term of Employment.
        ----------------------------------------
     The term of employment under this Agreement shall commence on the date first set forth above and shall expire one year from said date, provided that the parties may agree on or before any expiration date to an extension of this Agreement. This Agreement shall be deemed to have been extended by the parties for one year on any expiration date until either party gives notice, no less than 90 days prior to the current expiration date, of an unwillingness to extend for another year.

     3. Compensation.
        ----------------------------------------
     During the term of Whitman's employment, Stampede shall pay him a base salary at the rate of $170,000 per annum, or such greater amount as the Board of Directors shall determine. Such salary shall be payable in accordance with Stampede's standard payroll practices for senior executives. Stampede may pay Whitman a bonus in such amount and at such time or times as the Board of Directors shall determine.
     Also, as an inducement to sign this agreement, the Board of Directors have authorized the issuance of 4,500,000 shares of free-trading Stampede common stock to be registered as defined under the Securities Act of 1933 on Form S-8, within thirty days of the execution of this agreement such stock issued in full on the effective date of the registration statement. The shares shall be valued at the value upon which the filing fee is calculated for registration purposes.
..

     4. Reimbursement for Expenses.
        ----------------------------------------
     Whitman shall be expected to incur various reasonable business expenses customarily incurred by persons holding like positions, including but not limited to traveling, entertainment and similar expenses incurred for the benefit of Stampede. Stampede shall reimburse Whitman for such expenses from time to time, at Whitman's request, and Whitman shall account to Stampede for such expenses.

     5. Termination of Agreement by Stampede.
        ----------------------------------------
     (a) Stampede shall have the right to terminate this Agreement under the following circumstances:

          (i)    Upon the death of Whitman.

          (ii) Upon notice from Stampede to Whitman in the event of an illness or other disability which has incapacitated him from performing his duties for six months as determined in good faith by the Board.

          (iii) For good cause upon notice from Stampede. For this purpose, "good cause" means (1) any material misappropriation of funds or property of Stampede by Whitman; (2) unreasonable (and persistent) neglect or refusal by Whitman to perform his duties as provided in Section 1 hereof and which he does not remedy within thirty days after receipt of written notice from Stampede; (3) conviction of Whitman of a felony, subsequent to employment; or
(4) Whitman's voluntary resignation as an employee of Stampede.

     (b) If this Agreement is terminated pursuant to Section 5(a) above, Whitman's rights and Stampede's obligations hereunder shall forthwith terminate except as expressly provided in this Agreement.

     (c) Whenever compensation is payable to Whitman hereunder during a time when he is partially or totally disabled, and such disability (except for the provisions hereof) would entitle him to disability income or to salary continuation payments from Stampede or from its insurer under the terms of the Stampede long-term disability plan, if any, or any successor Stampede plan or policy in effect at the time of such disability, the compensation payable to him hereunder shall be inclusive of any such disability income or salary continuation and shall not be in addition thereto.

     (d) The failure of this Agreement to be renewed at Whitman's normal contract termination date or on any anniversary thereof shall not be considered as a termination of the Agreement under this Section.

     6. Termination of Agreement by Whitman
        ----------------------------------------
     (a) Whitman shall have the right to terminate his employment under this Agreement for "good reason" upon 30 days' notice to Stampede given within twenty days following the occurrence of any of the following events, each of which shall constitute a "good reason" for such termination:

          (i) Whitman is not elected or retained as President and Chief Executive Officer (or such other senior executive position as Whitman may have agreed to serve in) and a director of Stampede.

          (ii) Stampede acts to materially reduce Whitman's duties and responsibilities hereunder.

          (iii) Whitman is required to report to anyone other than Stampede's Board of Directors.

     (b) The failure to renew this Agreement on Whitman's normal retirement date or on any anniversary thereof shall not be considered as a termination of the Agreement under this Section.

     7. Consequence of Termination or of a Breach by Stampede.
        ----------------------------------------
     If this Agreement is terminated by Whitman pursuant to Section 6 thereof, or by Stampede for any reason other than the reasons specified in Section 5(a), or if Stampede shall terminate Whitman's employment under this Agreement in any other way that constitutes Stampede's breach of this Agreement, the following shall apply:

     (a) Whitman shall be paid all earned but unpaid compensation, accrued vacation and accrued but unreimbursed expenses required to be reimbursed under this Agreement; and

     (b) Whitman shall continue to receive his salary to the expiration date of the then current term of this Agreement; and

     (c) Whitman shall have his benefits under any non-qualified supplemental retirement plan calculated by assuming his termination date were the normal expiration date of this Agreement and by taking into account the full service and compensation (projected for years after termination as specified in Section 5(c)) that he would have had if he had in fact continued to work until the expiration of this Agreement; and

     (d) Whitman shall be required to actively seek other employment, the amount of any compensation received from his subsequent employer being a credit against amounts due from Stampede.

     8. Miscellaneous Additional Benefits.
        ----------------------------------------
            Pre-Retirement. Whitman shall be entitled to receive during his period of active full-time employment with Stampede all benefits, facilities or privileges, in comparable amounts and under comparable terms and conditions, as are made available during such period to any other senior executive of Stampede other than sign-on bonuses and similar one-time benefits, provided that in no event shall the benefits be less favorable than the benefits Whitman receives on the effective date of this Agreement.

     9. Change in Control.
        ----------------------------------------
     In the event Whitman's employment is terminated at or following a change in control of Stampede, as such term is generally understood in the context of the federal securities laws, Stampede shall have no further obligations to Whitman.

     10. Legal Expenses and Interest.
        ----------------------------------------
     If, with respect to any alleged failure by Stampede to comply with any of the terms of this Agreement, Whitman hires legal counsel with respect to this Agreement or institutes any negotiations or institutes or responds to legal action to assert or defend the validity of, enforce his rights under, or recover damages for breach of this Agreement and thereafter Stampede is found in a judgment no longer subject to review or appeal to have breached this Agreement in any material respect, then Stampede shall indemnify Whitman for his actual expenses for attorneys' fees and disbursements, together with such additional payments, if any, as may be necessary so that the net after-tax payments to Whitman equal such fees and disbursements.

     11. Trade Secrets.
        ----------------------------------------
     Whitman agrees that unless duly authorized in writing by Stampede, he will neither during his employment by Stampede nor at any time thereafter divulge or use any trade secrets or confidential information first acquired by him during and by virtue of his employment with Stampede.

     12. Notice.
        ----------------------------------------
     Any and all notices referred to herein shall be sufficient if furnished in writing and sent by registered mail to the parties.

     13. Transferability.
        ----------------------------------------
     The rights, benefits and obligations of Stampede under this Agreement shall be transferable and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against its successors and assigns. Whenever the term "Stampede" is used in this Agreement, such term shall mean and include Stampede Worldwide, Inc., and its successors and assigns. The rights and benefits of Whitman under this Agreement shall not be transferable other than rights to property or compensation that may pass on his death to his estate or beneficiaries through his will or the laws of descent and distribution and the terms of any Stampede compensation or benefit plan.

     14. Severability.
        ----------------------------------------
     If any provision of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability thereof shall not affect any other provisions of this Agreement which can be given effect without the invalid or unenforceable provision, and to this end the provisions of this Agreement are to be severable.

     15. Amendment; Waiver.
        ----------------------------------------
     This Agreement contains the entire agreement of the parties with respect to the employment of Whitman by Stampede. No amendment or modification of this Agreement shall be valid unless evidenced by a written instrument executed by the Parties hereto. No waiver by either party of any breach by the other party of any provision or conditions of this Agreement shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

     16. Tax Withholding.
        ----------------------------------------
     Stampede may withhold from any payments due to Whitman hereunder, such amounts as its independent public accountants may determine are required to be withheld under applicable federal, state and local tax laws. Such amounts are required to be deposited with the proper taxing authority no later than what is required for timely depositing under the applicable tax law.

     17. Governing Law.
        ----------------------------------------
     This Agreement shall be governed by and construed under and in accordance with the laws of the State of Florida without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

STAMPEDE WORLDWIDE, INC.

By:  /s/ Jackson L. Morris                      /s/ John V. Whitman, Jr.
     ---------------------                      ------------------------
     Jackson L. Morris, Secretary               John V. Whitman, Jr.

24.1  Consent of Jackson L. Morris, Esq. (included in Exhibit 5.1)

Exhibit 24.2  Consent of Independent Certified Public Accountants

As independent accountants, we hereby consent to the incoporation by reference in this Form S-8 Registration Statement of our report dated December 23, 2001 included in and incorporated by reference in Stampede Worldwide, Inc.'s Annual Report on Form 10-KSB, for the fiscal year ended September 30, 2001, filed with the Securities and Exchange Commission.

/s/  Bella, Hermida, Gillman, Hancock and Mueller
Bella, Hermida, Gillman, Hancock and Mueller
Certified Public Accountants
Plant City, Florida
May 16, 2002